UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2022

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 SE Pine Valley Street, Port St. Lucie, FL 34952

(Address of Principal Executive Offices)

772-323-0625

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Trigger Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 8, 2022, Altitude International Holdings, Inc. (the “Company”) received a “Notice of Events of Default; Reservation of Rights; and Notice of Default Interest Accrual” letter (the “Notice”) from FVP Servicing, LLC, (“FVP”) the administrative agent for certain lenders. The Notice relates to that certain Amended and Restated Loan Agreement (the “Loan Agreement”) executed on September 2, 2022, by and between the Company, Altitude Hospitality, LLC and Trident Water, LLC (collectively, the “Borrowers”), the lenders party thereto and FVP under which the Borrowers borrowed Eighteen Million Two Hundred Fifty Thousand Dollars ($18,250,000) with an interest rate per annum of SOFR (with a 2% floor) plus thirteen percent (13%) (with $15,000,000 due on September 2, 2025 and $3,250,000 (from the previous “Original Loan” executed on April 29, 2022) due on the earlier of (i) November 30, 2022 or (ii) the date of an uplist offering) (the “Loan”). The Company and its wholly owned subsidiaries guaranteed the Borrowers’ obligations under the Loan and pledged their equity and granted a security interest in all their assets.

The Notice designates two events of default under the Loan Agreement, including the failure to obtain deposit account control agreements and failure to pay the Original Loan amount of $3,250,000 by November 30, 2022. As of December 14, 2022, FVP has granted an extension of 90 days to obtain the deposit account control agreements. The parties are working in good faith to address and resolve the events of default.

The Notice declared that, effective as of November 30, 2022, the interest rate under the Loan Agreement will be charged at a default interest rate of twenty percent (20%) per year until all events of default are cured or waived in writing by FVP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2022

ALTITUDE INTERNATIONAL, INC.

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Chief Executive Officer